Release:        February 16, 2017

Canadian Pacific announces filing of Annual Report on Form 10-K

Calgary, AB – Canadian Pacific Railway Limited (TSX: CP) (NYSE: CP) announced today that it has completed the filing of its 2016 annual report on Form 10-K, including the annual audited financial statements and management’s discussion and analysis, with the U.S. Securities and Exchange Commission and Canadian securities regulators. A copy of the Annual Report is available at investor.cpr.ca.

Shareholders may request a printed copy of the complete 2016 audited financial statements, free of charge, by email to shareholder@cpr.ca or by regular mail to Shareholder Services, Canadian Pacific, 7550 Ogden Dale Road S.E., Calgary, Alberta, T2C 4X9.

About Canadian Pacific
Canadian Pacific (TSX:CP)(NYSE:CP) is a transcontinental railway in Canada and the United States with direct links to eight major ports, including Vancouver and Montreal, providing North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP.

Contacts:
Media
Martin Cej
Tel: 403-319-7298
martin_cej@cpr.ca
Alert_MediaRelations@cpr.ca

Investment Community
Maeghan Albiston
Tel: 403-319-3591
email: investor@cpr.ca